VCIC                                    For additional information contact:
                                        G.S. Donovan (630) 789-4900
                                        K.K. Duttlinger (630) 789-4900

                        VISKASE COMPANIES, INC. ANNOUNCES
                    THAT THE DEPARTMENT OF JUSTICE HAS CLOSED
                     ITS INVESTIGATION OF THE SAUSAGE CASINGS
                      AND SPECIALTY PLASTIC FILMS INDUSTRIES

WILLOWBROOK, ILLINOIS, October 17, 2002 - Viskase Companies, Inc. (the "Company") today announced that it has been advised by the Antitrust Division of the United States Department of Justice ("DOJ") that the DOJ has closed its investigation of the sausage casings and specialty plastic films industries. Accordingly, no action on this matter will be taken by the DOJ. The Company fully cooperated with the DOJ during the investigation that began in 1997.

F. Edward Gustafson, President and Chief Executive Officer of the Company stated, "We are pleased with the DOJ's decision to close its lengthy investigation. There is no basis for the pending class action lawsuits that were filed as a result of the grand jury investigation and the Company will continue to vigorously defend these claims."

Viskase Companies, Inc. has its major interests in food packaging. Principal products manufactured are cellulosic and nylon casings used in the preparation and packaging of processed meat products.


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